Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - June 2006

Series	1996-4	1997-4	1997-8	1998-6
Deal Size	$602MM	$602MM	$939MM	$964MM
Expected Maturity	8/10/2006	6/17/2007	9/17/2007	8/18/2008

Yield	17.12%	17.12%	17.12%	17.12%
Less: Coupon	5.48%	5.55%	5.50%	5.50%
Servicing Fee	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	3.62%	3.62%	3.62%	3.62%
Excess Spread:
June-06	6.52%	6.45%	6.50%	6.50%
May-06	6.24%	6.25%	6.31%	6.29%
April-06	6.23%	6.19%	6.24%	6.22%
Three Month Average Excess Spread	6.33%	6.30%	6.35%	6.34%

Delinquency:
30 to 59 Days	0.98%	0.98%	0.98%	0.98%
60 to 89 Days	0.67%	0.67%	0.67%	0.67%
90+ Days	1.56%	1.56%	1.56%	1.56%
Total	3.21%	3.21%	3.21%	3.21%

Principal Payment Rate	19.29%	19.29%	19.29%	19.29%